Exhibit 99.1
PRESS RELEASE	APRIL 6, 2022

Tilray Brands, Inc. Reports Third Quarter Fiscal Year 2022 Financial Results

•	Profitable Quarter Includes Net Income of $52.5 Million and Adjusted EBITDA of $10.1 Million; 12th Consecutive Quarter of Positive Adjusted EBITDA

•	Net Revenue Increased 23% to $152 Million; Gross Profit Increased 31% to $39.8 Million from the Prior Year Quarter

•	Medical Market Share Leader in Europe and #1 Leadership Position in Germany with Revenue Growth of Over 4,000%

•	Maintained #1 Leading Marketing Share in Canada

•	Achieved $76 Million in Cost Synergies to Date; On-Track to Exceed Original Plan of $80 Million Ahead of Schedule and to Generate Additional $20 Million of Synergies in Fiscal 2023

LEAMINGTON, ON and NEW YORK – April 6, 2022 – Tilray Brands, Inc. (“Tilray” or the “Company”) (Nasdaq: TLRY; TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company inspiring and empowering the worldwide community to live their very best life, today reported financial results for the third fiscal quarter ended February 28, 2022. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

Irwin D. Simon, Tilray’s Chairman and Chief Executive Officer, stated, “Our third quarter results reflect progress and momentum across all of our key business segments and geographies, setting the stage to achieve our target for $4B in revenue by the end of fiscal 2024. Tilray Medical – which now operates under a cohesive strategy and mission – has a near 20% share in Germany, providing clear benefits in its own right as well as a first-mover advantage that we will leverage as Germany and the EU move towards broader adult-use and medical use legalization. In Canada, we maintained our leading market share position amid intense competition – and believe that our strong capital position, operational excellence and pricing and marketing adjustments will work in concert to help ensure we reclaim share in the coming quarters. This effort will gain further support from the fundamental appeal of our brands and product innovation which, as stores continue re-opening, will resonate powerfully with consumers. In the U.S., our SweetWater Brewing, Breckenridge Distillery, and Manitoba Harvest businesses are profitable, growing and emerging as nationwide, iconic brands with loyal followings that will be home to THC-based products upon U.S. federal legalization.”

PRESS RELEASE	April 6, 2022

Mr. Simon continued, “We also continued sourcing and executing strategic and shareholder-friendly transactions that provide value with notable upside. Our most recent example is the proposed agreement to purchase the HEXO senior secured convertible notes, which provides a path for meaningful future equity ownership of HEXO as it executes on its transformation. The proposed HEXO transaction is also expected to facilitate complementary commercial and product innovation and drive production and operating efficiencies. As the global economy re-opens, we are confident that the global cannabis powerhouse at the heart of the Tilray Brands’ value proposition will deliver sustained and tangible shareholder value.”

Financial Highlights – Third Quarter Fiscal 2022

•

Net revenue increased 23% to $152 million during the third quarter from $124 million in the prior year quarter. The increase was driven by 32% growth in cannabis revenue to $55 million, 64% growth in beverage alcohol revenue of $20 million and wellness revenue of $15 million.

•	Gross profit increased 31% to $40 million from $30 million in the prior year quarter. Gross margin increased to 26% from 25% in the prior year quarter.
•	Significant growth in international cannabis with revenue up over 4,000% from the prior year quarter, and 37% increase in revenue in EMEA when compared to the previous quarter
•	Maintained #1 leadership position in Canada[1] with 10.2% cannabis market share driven by Tilray’s comprehensive portfolio of adult-use brands, and growth in pre-roll and vape product categories.
•

Cost synergies from Aphria-Tilray combination of $76 million achieved on a run-rate basis to date. Expect to reach $80 million synergy target by May 31, 2022, five months ahead of schedule and to generate an additional $20 million in synergies in fiscal 2023.

•

Distribution revenue decreased 11% to $63 million during the third quarter from $70 million in the prior year quarter. The decrease was driven by the impact of changes in the exchange rate between the Euro and USD, which led to a $7 million reduction.

Strategic Growth Actions

•

On April 6, 2022 – Manitoba Harvest announced an exclusive partnership with Whole Foods Market launching the brand’s Hemp+ Matcha and Supergreens powders exclusively at Whole Foods across North America.

•	On April 5, 2022 – The Brewers Association announced that SweetWater Brewing Co. is now the 10th largest craft brewer in the U.S.
•	On April 5, 2022 – Tilray Brands announced the launch of Solei Bites, the first THC edible available in Quebec, the 2nd largest market in Canada.
•	On March 24, 2022 – Solei, Tilray Brands’ best-selling Canadian wellness brand, announced the launch of Renew Moonlight, CBN vape pen for nighttime use.

[1]	Based on Hifyre retail data.

PRESS RELEASE	April 6, 2022

•	On March 17, 2022 – Tilray Medical launched the first medical cannabis oil products in Malta.
•	On March 8, 2022 – Good Supply, Tilray Brands’ best-selling Canadian cannabis brand, announced the launch of Hash Bats, its new fastest growing infused pre-rolls.
•

On March 3, 2022 – Tilray Brands announced a proposed strategic alliance with Hexo Corp. to bring together Canada’s top two cannabis market share leaders to strengthen operational efficiencies and product innovation to benefit consumers, shareholders, and the cannabis industry.

•	On March 2, 2022 – Manitoba Harvest announced its new lineup of superfood products.
•	On February 22, 2022 – SweetWater Brewing Company launched across Oregon and Washington, marking the brand’s expansion into their 39th and 40th states.
•	On February 17, 2022 – Tilray Medical announced its first shipment of medical cannabis products to Malta.
•	On February 10, 2022 – Breckenridge Distillery launched its second (sold-out) series of ‘Super’ Sexy Motor Oil, a limited-edition Bourbon aged in beer barrels for over a year.
•	On February 9, 2022 – SweetWater Brewing Company announced its West Coast expansion into California and a partnership with the largest beer distributor in the U.S.
•

On February 8, 2022 – Tilray Brands launched Tilray Medical, a new comprehensive global division focused on international medical cannabis advocacy and a portfolio of EU GMP-certified medical brands and products.

•

On January 25, 2022 – Tilray Brands announced an expanded medical cannabis product offering in Australia and the launch of a new online medical cannabis education platform for healthcare professionals in Australia and New Zealand.

•	On January 20, 2022 – Manitoba Harvest introduced new hemp recipes compatible with Vegan, Keto, Paleo, and Gluten-Free Diets.
•

On January 10, 2022 – Tilray announced a new parent name, Tilray Brands, Inc., reflecting the Company’s evolution from a Canadian LP to a global consumer packaged goods company powerhouse with a market leading portfolio of cannabis lifestyle and CPG brands.

•	On December 21, 2021 – SweetWater Brewing Company acquired award-winning craft-beer brands, Alpine Beer and Green Flash Brewing.
•	On December 8, 2021, Tilray acquired Breckenridge Distillery, strengthening its strategic position in the U.S.
•	On December 2, 2021, Manitoba Harvest introduced Hemp Hearts health hacks for the holidays.

Growth and High Potential Across Key Markets

#1 Market Leading Position in Germany and Poised to Accelerate Strategic Growth Initiatives Upon Adult-Use Legalization –Today, Germany remains the largest medical cannabis market in Europe and is expected to also be one of the largest adult use markets as well upon legalization. We are already the leader in medical cannabis within Germany with a market share of approximately 20% with our whole flower, extracts and Dronabinol products and, this, together with our investments in infrastructure, brands and people, positions us exceptionally well for adult-use cannabis legalization.

PRESS RELEASE	April 6, 2022

Strategic Expansion Across the EU – Tilray Brands’ success across the EU, a powerful growth market worth potentially $1 billion for the Company, is backed by its two state-of-the-art cultivation facilities in Portugal and Germany that provide EU GMP certified pharmaceutical-grade medical cannabis across the region. This unparalleled production capability coupled with Tilray Brands’ sales arrangements through major distribution channels in Germany, the UK, and other key markets, coupled with the strong relationships with local governments and the trust of our patients, gives Tilray Brands the ability to drive accelerated growth.

#1 Leading Cannabis Market Share in Canada – Amid an intensely competitive and over-saturated market, Tilray Brands remains the market leader in the CAD$4.26 billion Canadian cannabis market, driven by a portfolio of carefully curated brands across all consumer segments; medical, wellness, innovative cannabis 2.0 products across concentrates, edibles, and drinks; processing capacity; and distribution. In order to address the saturated marketplace, Tilray Brands has implemented strategic price adjustments, expanded distribution through its coast-to-coast agreement with Rose Life Sciences and Great North Distributors, and increased our focus on and accelerated product innovation. Proposed alliance with Hexo Corp. (NASDAQ: HEXO) (TSX: HEXO.TO) would bring together Canada’s top two cannabis market share leaders to strengthen operational efficiencies and product innovation to benefit consumers, shareholders, and the cannabis industry.

A Leading U.S. CPG Platform with Operational Strength, Leadership Expertise, and Optionality to be Immediately Leveraged for Cannabis Products Upon Federal Legalization - In the U.S., Tilray Brands’ operating businesses include SweetWater Brewing Company, the 11th largest craft brewer in the nation and leading lifestyle brand, Breckenridge Distillery, and Manitoba Harvest, a pioneer in hemp, CBD and wellness products. Together, they generate approximately $100 million in revenue and are EBITDA and cash flow positive and will expand in the near term into CBD adjacencies and THC-based products upon legalization. Further, the Company continues to build its U.S. platform, including through its prior acquisition of a majority of the outstanding senior secured convertible notes of MedMen Enterprises Inc. (CSE: MMEN) (OTCQX: MMNFF) – which marked a critical step towards delivering on its objective of leading the U.S. cannabis market upon federal legalization.

Live Conference Call and Audio Webcast

Tilray Brands will host a live conference call and audio webcast to discuss these results today at 8:30 am Eastern Time, details of which are provided below.

Call-in Number: (877) 407-0792 from Canada and the U.S. or (201) 689-8263 from international locations. Please dial in at least 10 minutes prior to the start time.

A telephone replay will be available approximately two hours after the call concludes through April 22, 2022. To access the recording dial (844)-512-2921 from Canada and the U.S. or (412) 317-6671 from international locations and use the passcode 13728025.

PRESS RELEASE	April 6, 2022

There will be a simultaneous, live webcast available on the Investors section of Tilray Brands’ website at www.tilray.com. The webcast will also be archived. Additionally, Tilray's third quarter earnings call will be syndicated live to retail investors on the Public.com app.

About Tilray Brands

Tilray Brands, Inc. (Nasdaq | TSX: TLRY), is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people's lives for the better – one person at a time. Tilray Brands delivers on this mission by inspiring and empowering the worldwide community to live their very best life and providing access to products that meet the needs of their mind, body, and soul while invoking wellbeing. Patients and consumers trust Tilray Brands to deliver a cultivated experience and health and wellbeing through high-quality, differentiated brands and innovative products. A pioneer in cannabis research, cultivation, and distribution, Tilray Brands’ unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on how we open a world of wellbeing, visit www.Tilray.com.

Forward-Looking Statements

Certain statements in this communication that are not historical facts constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s ability to become the world's leading cannabis-focused consumer branded company; the Company’s ability to achieve market share and revenue growth in particular markets, including in Canada, the U.S. and the EU; our ability to achieve $4B in revenue by the end of fiscal 2024 and projected cost savings; and the likelihood and timing of any cannabis legislation in the U.S., Germany and other jurisdictions.  Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of Tilray and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of Tilray made with the SEC and available on EDGAR.

PRESS RELEASE	April 6, 2022

The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including adjusted gross margin, Adjusted EBITDA and adjusted free cash flow. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Adjusted EBITDA is calculated as net income (loss) before finance expense, net; non-operating expense (income), net; amortization; stock-based compensation; facility start-up and closure costs; inventory valuation adjustment; lease expense; and transaction costs.  A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Gross margin, excluding inventory valuation adjustments, is calculated as revenue less cost of sales adjusted to add back inventory valuation adjustments and amortization of inventory step-up, divided by revenue. A reconciliation of Gross margin, excluding inventory valuation adjustments, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Free cash flow is comprised of two GAAP measures deducted from each other which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets. Adjusted free cash flow removes the cash impact of acquisitions from free cash flow. A reconciliation of net cash flow provided by (used in) operating activities to free cash flow and to adjusted cash flows, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.

For further information:

Media: Berrin Noorata, news@tilray.com

Investors: Raphael Gross, +1-203-682-8253, Raphael.Gross@icrinc.com

PRESS RELEASE	April 6, 2022

Consolidated Statements of Financial Position

(In thousands of United States dollars)	February 28, 2022	May 31, 2021
Assets
Current assets
Cash and cash equivalents	$279,214	$488,466
Accounts receivable, net	89,895	87,309
Inventory	273,292	256,429
Prepaids and other current assets	52,211	48,920
Convertible notes receivable	1,173	2,485
Total current assets	695,785	883,609
Capital assets	603,472	650,698
Right-of-use assets	17,851	18,267
Intangible assets	1,528,962	1,605,918
Goodwill	2,835,100	2,832,794
Interest in equity investees	4,797	8,106
Long-term investments	133,155	17,685
Other assets	314	8,285
Total assets	$5,819,436	$6,025,362
Liabilities
Current liabilities
Bank indebtedness	$17,496	$8,717
Accounts payable and accrued liabilities	137,094	212,813
Contingent consideration	31,592	60,657
Warrant liability	19,366	78,168
Current portion of lease liabilities	6,703	4,264
Current portion of long-term debt	70,176	36,622
Total current liabilities	282,427	401,241
Long - term liabilities
Lease liabilities	16,211	53,946
Long-term debt	121,210	167,486
Convertible debentures	501,075	667,624
Deferred tax liability	237,208	265,845
Other liabilities	292	3,907
Total liabilities	1,158,423	1,560,049
Stockholders' equity
Common stock ($0.0001 par value; 990,000,000 shares authorized; 480,737,533 and 446,440,641 shares issued and outstanding, respectively)	48	46
Additional paid-in capital	5,110,892	4,792,406
Accumulated other comprehensive income	1,010	152,668
Accumulated Deficit	(484,710)	(486,050)
Total Tilray Brands, Inc. stockholders' equity	4,627,240	4,459,070
Non-controlling interests	33,773	6,243
Total stockholders' equity	4,661,013	4,465,313
Total liabilities and stockholders' equity	$5,819,436	$6,025,362

PRESS RELEASE	April 6, 2022

Condensed Consolidated Statements of Net Income (Loss) and Comprehensive (Loss)

	Three months ended February 28,		Nine months ended February 28,		Three months ended February 28,		Nine months ended February 28,
(In thousands of United States dollars)	2022	2021	2022	2021	Change	%Change	Change	%Change
Net revenue	$151,871	$123,900	$475,047	$370,849	$27,971	23%	$104,198	28%
Cost of goods sold	112,042	93,444	351,497	270,165	18,598	20%	81,332	30%
Gross profit	39,829	30,456	123,550	100,684	9,373	31%	22,866	23%
Operating expenses:
General and administrative	38,445	24,491	121,401	78,736	13,954	57%	42,665	54%
Selling	8,641	6,155	25,283	18,051	2,486	40%	7,232	40%
Amortization	24,590	10,786	84,345	19,121	13,804	128%	65,224	341%
Marketing and promotion	7,578	3,259	20,163	12,436	4,319	133%	7,727	62%
Research and development	164	127	1,464	472	37	29%	992	210%
Change in fair value of contingent consideration	(29,065)	—	(29,065)	—	(29,065)	NA	(29,065)	NA
Transaction costs	9,238	9,688	42,937	30,352	(450)	(5%)	12,585	100%
Total operating expenses	59,591	54,506	266,528	159,168	5,085	9%	107,360	67%
Operating loss	(19,762)	(24,050)	(142,978)	(58,484)	4,288	(18%)	(84,494)	144%
Interest expense, net	(2,312)	(7,943)	(22,422)	(18,511)	5,631	(71%)	(3,911)	21%
Non-operating income (expense), net	72,719	(220,340)	186,329	(306,348)	293,059	(133%)	492,677	(161%)
Income (loss) before income taxes	50,645	(252,333)	20,929	(383,343)	302,978	(120%)	404,272	(105%)
Income taxes (recovery)	(1,830)	6,310	(2,739)	(13,707)	(8,140)	(129%)	10,968	(80%)
Net income (loss)	$52,475	$(258,643)	$23,668	$(369,636)	$311,118	(120%)	$393,304	(106%)
Total net income (loss) attributable to stockholders of Tilray Brands, Inc.:	$43,190	$(273,519)	$1,340	$(407,762)	$316,709	(116%)	$409,102	(100%)
Weighted average number of common shares - basic	485,668,750	265,401,924	470,303,170	250,701,376
Weighted average number of common shares - diluted	488,546,790	265,401,924	478,050,130	250,701,376
Net income (loss) per share - basic	$0.09	$(1.03)	$0.00	$(1.63)
Net income (loss) per share - diluted	$0.09	$(1.03)	$0.00	$(1.63)

PRESS RELEASE	April 6, 2022

Net Revenue by Operating Segment

(In thousands of United States dollars)	Three months ended February 28, 2022	% of Total revenue	Three months ended February 28, 2021	% of Total revenue	Nine months ended February 28, 2022	% of Total revenue	Nine months ended February 28, 2021	% of Total revenue
Cannabis revenue	$55,045	36%	$41,721	34%	$184,269	39%	$147,689	40%
Distribution revenue	62,532	41%	70,237	57%	198,587	42%	210,508	57%
Beverage alcohol revenue	19,597	13%	11,942	10%	48,765	10%	12,652	3%
Wellness revenue	14,697	10%	—	0%	43,426	9%	—	0%
Net revenue	$151,871	100%	$123,900	100%	$475,047	100%	$370,849	100%

Net Cannabis Revenue by Market Channel

	Three months ended February 28,				Nine months ended February 28,
(In thousands of United States dollars)	2022		2021		2022		2021
Revenue from Canadian medical cannabis products	$7,050	10%	$5,931	11%	$23,353	10%	$18,571	10%
Revenue from Canadian adult-use cannabis products	43,504	63%	48,097	86%	162,632	70%	163,220	85%
Revenue from wholesale cannabis products	2,804	4%	1,327	2%	6,763	3%	6,559	3%
Revenue from international cannabis products	15,820	23%	347	1%	39,792	17%	4,627	2%
Total cannabis revenue	69,178		55,702		232,540		192,977
Excise taxes	(14,133)	(20%)	(13,981)	(25%)	(48,271)	(21%)	(45,288)	(23%)
Total cannabis net revenue	$55,045		$41,721		$184,269		$147,689

PRESS RELEASE	April 6, 2022

Other Financial Information: Gross Margin and Adjusted Gross Margin

(In thousands of United States dollars)	Three months ended February 28, 2022
	Cannabis	Beverage	Distribution	Wellness	Total
Gross revenue	$69,178	$20,473	$62,532	$14,697	$166,880
Excise taxes	(14,133)	(876)	—	—	(15,009)
Net revenue	55,045	19,597	62,532	14,697	151,871
Cost of goods sold	37,042	8,091	57,566	9,343	112,042
Gross profit	$18,003	$11,506	$4,966	$5,354	$39,829
Gross margin	33%	59%	8%	36%	26%
Adjusted gross profit	$18,003	$11,506	$4,966	$5,354	$39,829
Adjusted gross margin	33%	59%	8%	36%	26%

	Three months ended February 28, 2021
	Cannabis	Beverage	Distribution	Wellness	Total
Gross revenue	$55,702	$12,358	$70,237	$—	$138,297
Excise taxes	(13,981)	(416)	—	—	(14,397)
Net revenue	41,721	11,942	70,237	—	123,900
Cost of goods sold	25,373	7,056	61,015	—	93,444
Gross profit	$16,348	$4,886	$9,222	$—	$30,456
Gross margin	39%	41%	13%		25%
Adjusted gross profit	$16,348	$4,886	$9,222	$—	$30,456
Adjusted gross margin	39%	41%	13%		25%

	Nine months ended February 28, 2022
	Cannabis	Beverage	Distribution	Wellness	Total
Gross revenue	$232,540	$51,500	$198,587	$43,426	$526,053
Excise taxes	(48,271)	(2,735)	—	—	(51,006)
Net revenue	184,269	48,765	198,587	43,426	475,047
Cost of goods sold	122,492	20,674	178,093	30,238	351,497
Gross profit	$61,777	$28,091	$20,494	$13,188	$123,550
Gross margin	34%	58%	10%	30%	26%
Adjusted gross profit	$73,777	$28,091	$20,494	$13,188	$135,550
Adjusted gross margin	40%	58%	10%	30%	29%

	Nine months ended February 28, 2021
	Cannabis	Beverage	Distribution	Wellness	Total
Gross revenue	$192,977	$13,112	$210,508	$—	$416,597
Excise taxes	(45,288)	(460)	—	—	(45,748)
Net revenue	147,689	12,652	210,508	—	370,849
Cost of goods sold	80,780	7,337	182,048	—	270,165
Gross profit	$66,909	$5,315	$28,460	$—	$100,684
Gross margin	45%	42%	14%		27%
Adjusted gross profit	$66,909	$5,315	$28,460	$—	$100,684
Adjusted gross margin	45%	42%	14%		27%

PRESS RELEASE	April 6, 2022

Other Financial Information: Adjusted Earnings before Interest, Taxes, and Amortization

(In thousands of United States dollars)	For the three months ended February 28,		For the nine months ended February 28,
Adjusted EBITDA reconciliation:	2021	2020	2021	2020
Net income (loss)	$52,475	$(258,643)	$23,668	$(369,636)
Income taxes	(1,830)	6,310	(2,739)	(13,707)
Interest expense, net	2,312	7,943	22,422	18,511
Non-operating expense (income), net	(72,719)	220,340	(186,329)	306,348
Amortization	37,020	20,282	113,824	43,292
Stock-based compensation	9,355	3,075	27,025	11,414
Change in fair value of contingent consideration	(29,065)	—	(29,065)	—
Facility start-up and closure costs	2,500	—	10,400	—
Lease expense	800	372	2,400	1,002
Inventory write down	—	—	12,000	—
Transaction costs	9,238	9,688	42,937	30,352
Adjusted EBITDA	$10,086	$9,367	$36,543	$27,576

Other Financial Information: Free Cash Flow and Adjusted Free Cash Flow

	For the three months ended February 28,		For the nine months ended February 28,
(In thousands of United States dollars)	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$(46,390)	$696	$(156,738)	$(52,966)
Less: investments in capital and intangible assets, net	(1,352)	(4,068)	(16,944)	(27,324)
Free cash flow	$(47,742)	$(3,372)	$(173,682)	$(80,290)
Cash expended related to acquisitions	12,142	9,688	68,652	30,352
Adjusted free cash flow	$(35,600)	$6,316	$(105,030)	$(49,938)